Exhibit 99.1

Contact:

Heather Wietzel

Lambert, Edwards & Associates

investors@perceptron.com

(616) 233-0500

PERCEPTRON ANNOUNCES APPOINTMENT OF INTERIM CEO

Plymouth, MI, January 27, 2016 – Perceptron, Inc. (NASDAQ: PRCP) today announced that the board of directors of the Company appointed current Board Chair W. Richard Marz as interim president and chief executive officer, effective immediately. Mr. Marz will continue to serve as chairman of the board.

Mr. Marz succeeds Jeffrey M. Armstrong, who resigned his roles as director, president and chief executive officer of the Company, effective January 26, 2016.

Mr. Marz has been a director of the Company since 2000 and chairman of the board since 2008. Mr. Marz is president of MMW Group, a private technology consulting group he founded in 2006. Prior to that he served in various senior management roles at LSI Corporation, a semiconductor manufacturer.

“Perceptron has made important strides in the past several years to leverage our position as a strong global company with great technology, competitive advantages, world-class customers and a talented, committed workforce. The board expects to build on that progress under my direction, and that of our next chief executive officer, aiming to drive the longer-term expansion of both revenues and shareholder value,” Marz noted. “Final results for the second-quarter and first six months of our 2016 fiscal year will be announced on February 8. On a preliminary basis, we expect second-quarter revenue to improve sequentially from the first quarter of this year, while bookings should approach a record second-quarter level. Dave Watza, chief financial officer, and I are looking forward to providing full details when we host Perceptron’s investor conference call on February 9. Details of the call and related webcast will be announced shortly.”

The Board of Directors will initiate a search to identify a new president and chief executive officer of the Company. Mr. Marz will serve as interim president and chief executive officer until a successor is appointed.

About Perceptron®

Perceptron (NASDAQ:PRCP) supplies a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning, and advanced analysis software. Automotive, aerospace and other manufacturing companies globally rely on Perceptron's metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. More than 900 systems, 12,000 Perceptron measuring sensors and over 3,000 Coord3 coordinate measuring machines are in active daily use worldwide. Headquartered in Plymouth, Michigan, USA, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Singapore, Slovakia, Spain and the United Kingdom.

For more information, please visit www.perceptron.com.

Safe Harbor Statement

Certain statements in this press release may be "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, including the Company's expectation that it will be able to expand the company’s revenues and increase shareholder value. Whenever possible, we have identified these forward-looking statements by words such as "will," "should," "believes," "expects," "anticipates," "estimates," "prospects," "outlook" or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed from time to time in our periodic reports filed with the Securities and Exchange Commission, including those listed in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for fiscal 2015. Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.